Exhibit 3.2

BYLAWS

OF

THE FIRST BANCSHARES, INC.

Amended and Restated as of November 20, 2014

BYLAWS
OF
THE FIRST BANCSHARES, INC.

i

3.5	Compensation.	11
3.6	Committees of the Board of Directors.	11
3.7	Qualification of Directors.	13
3.8	Shareholder Nomination Requirements.	13
3.9	Honorary and Advisory Directors.	14

ARTICLE FOUR
MEETINGS OF THE BOARD OF DIRECTORS		15
4.1	Regular Meetings.	15
4.2	Special Meetings.	15
4.3	Executive Sessions.	15
4.4	Place of Meetings.	16
4.5	Notice of Meetings.	17
4.6	Quorum.	17
4.7	Vote Required for Action.	17
4.8	Participation by Conference Telephone.	17
4.9	Action by Directors Without a Meeting.	18
4.10	Adjournments.	18
4.11	Waiver of Notice.	18

ARTICLE FIVE
OFFICERS		19
5.1	Offices.	19
5.2	Term.	19
5.3	Compensation.	19
5.4	Removal.	19
5.5	Chairman of the Board.	20
5.6	Chief Executive Officer.	20
5.7	President.	20
5.8	Vice Presidents.	21
5.9	Secretary.	21
5.10	Treasurer.	21

ARTICLE SIX
DISTRIBUTIONS AND DIVIDENDS		22

ARTICLE SEVEN
SHARES		22
7.1	Share Certificates.	22
7.2	Rights of Corporation with Respect to Registered Owners.	23
7.3	Transfers of Shares.	23
7.4	Duty of Corporation to Register Transfer.	23
7.5	Lost, Stolen, or Destroyed Certificates.	24
7.6	Fixing of Record Date.	24
7.7	Record Date if None Fixed.	24

ARTICLE EIGHT
INDEMNIFICATION		25
8.1	Indemnification of Directors.	25
8.2	Indemnification of Others.	26
8.3	Other Organizations.	26
8.4	Determination.	26
8.5	Advances.	27
8.6	Non-Exclusivity.	28
8.7	Insurance.	28
8.8	Notice.	28
8.9	Security.	29
8.10	Amendment.	29
8.11	Agreements.	29
8.12	Continuing Benefits.	29
8.13	Successors.	30
8.14	Severability.	30
8.15	Additional Indemnification.	30

ARTICLE NINE
MISCELLANEOUS		30
9.1	Inspection of Books and Records.	30
9.2	Fiscal Year.	31
9.3	Corporate Seal.	31
9.4	Annual Statements.	31
9.5	Notice.	31
9.6	Contracts, Checks, Drafts, Reports, Etc.	32
9.7	Legal Restrictions.	32

ARTICLE TEN
AMENDMENTS	33

BYLAWS
OF
THE FIRST BANCSHARES, INC.

References in these Bylaws to "Articles of Incorporation" are to the Articles of Incorporation of The First Bancshares, Inc., a Mississippi corporation (the "Corporation"), as amended and restated from time to time.

All of these Bylaws are subject to contrary provisions, if any, of the Articles of Incorporation (including provisions designating the preferences, limitations, and relative rights of any class or series of shares), the Mississippi Business Corporation Act (the "Act"), and other applicable law, as in effect on and after the effective date of these Bylaws. References in these Bylaws to "Sections" shall refer to sections of the Bylaws, unless otherwise indicated.

ARTICLE ONE

Office

1.1           Registered Office and Agent. The Corporation shall maintain a registered office in the State of Mississippi and shall have a registered agent whose business office is the same as the registered office.

1.2           Principal Office. The principal office of the Corporation shall be at such place as shall be determined from time to time by the Board of Directors (or the President), and until otherwise determined shall be at 6480 U.S. Highway 98 W., Hattiesburg, Mississippi 39402.

1.3           Other Offices. In addition to its registered office and principal office, the Corporation may have offices at other locations either in or outside the State of Mississippi.

ARTICLE TWO

Shareholders’ Meetings

2.1           Place of Meetings. Meetings of the Corporation's shareholders may be held at any location inside or outside the State of Mississippi designated by the Board of Directors or any other person or persons who properly call the meeting, or if the Board of Directors or such other person or persons do not specify a location, at the Corporation's principal office.

2.2           Annual Meetings. The Corporation shall hold an annual meeting of shareholders, at a time determined by the Board of Directors, to elect directors and to transact any business that properly may come before the meeting. The annual meeting may be combined with any other meeting of shareholders, whether annual or special.

2.3           Special Meetings. Special meetings of shareholders of one or more classes or series of the Corporation's shares may be called at any time by the Board of Directors, the Chairman of the Board, or the Chief Executive Officer, and shall be called by the Corporation within seventy-five (75) days of the receipt of the written request (in compliance with applicable requirements of the Act) of the holders of shares representing ten percent (10%) or more of the votes entitled to be cast on any issue proposed to be considered at the special meeting. Such written request shall state the purpose or purposes of the proposed meeting. The business that may be transacted at any special meeting of shareholders shall be limited to that proposed in the notice of the special meeting given in accordance with Section 2.4 (including related or incidental matters that may be necessary or appropriate to effectuate the proposed business).

2.4           Notice of Meetings. In accordance with Section 9.5 and subject to waiver by a shareholder pursuant to Section 2.5, the Corporation shall give written notice of the date, time, and place of each annual and special shareholders' meeting no fewer than 10 days nor more than 60 days before the meeting date to each shareholder of record entitled to vote at the meeting. The notice of an annual meeting need not state the purpose of the meeting unless these Bylaws require otherwise. The notice of a special meeting shall state the purpose for which the meeting is called. If an annual or special shareholders' meeting is adjourned to a different date, time, or location, the Corporation shall give shareholders notice of the new date, time, or location of the adjourned meeting, unless a quorum of shareholders was present at the meeting and information regarding the adjournment was announced before the meeting was adjourned; provided, however, that if a new record date is or must be fixed in accordance with Section 7.6, the Corporation must give notice of the adjourned meeting to all shareholders of record as of the new record date who are entitled to vote at the adjourned meeting.

2.5           Waiver of Notice. A shareholder may waive any notice required by the Act, the Articles of Incorporation, or these Bylaws, before or after the date and time of the matter to which the notice relates, by delivering to the Corporation a written waiver of notice signed by the shareholder entitled to the notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. In addition, a shareholder's attendance at a meeting shall be (a) a waiver of objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose stated in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Except as otherwise required by the Act, neither the purpose of nor the business transacted at the meeting need be specified in any waiver.

2.6           Voting Group; Quorum; Vote Required to Act. (a)  Unless otherwise required by the Act or the Articles of Incorporation, all classes or series of the Corporation's shares entitled to vote generally on a matter shall for that purpose be considered a single voting group (a "Voting Group"). If either the Articles of Incorporation or the Act requires separate voting by two or more Voting Groups on a matter, action on that matter is taken only when voted upon by each such Voting Group separately. At all meetings of shareholders, any Voting Group entitled to vote on a matter may take action on the matter only if a quorum of that Voting Group exists at the meeting, and if a quorum exists, the Voting Group may take action on the matter notwithstanding the absence of a quorum of any other Voting Group that may be entitled to vote separately on the matter. Unless the Articles of Incorporation, these Bylaws, or the Act provides otherwise, the presence (in person or by proxy) of shares representing a majority of votes entitled to be cast on a matter by a Voting Group shall constitute a quorum of that Voting Group with regard to that matter. Once a share is present at any meeting other than solely to object to holding the meeting or transacting business at the meeting, the share shall be deemed present for quorum purposes for the remainder of the meeting and for any adjournments of that meeting, unless a new record date for the adjourned meeting is or must be set pursuant to Section 7.6 of these Bylaws.

(b)           Except as provided in Section 3.4, if a quorum exists, action on a matter by a Voting Group is approved by that Voting Group if the votes cast within the Voting Group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation, a provision of these Bylaws that has been adopted pursuant to Section 79-4- 10.21 of the Act (or any successor provision), or the Act requires a greater number of affirmative votes.

2.7           Voting of Shares. Unless otherwise required by the Act or the Articles of Incorporation, each outstanding share of any class or series having voting rights shall be entitled to one vote on each matter that is submitted to a vote of shareholders.

2.8           Proxies. A shareholder entitled to vote on a matter may vote in person or by proxy pursuant to an appointment executed in writing by the shareholder or by his attorney-in-fact. An appointment of a proxy shall be valid for 11 months from the date of its execution, unless a longer or shorter period is expressly stated in the proxy.

2.9           Presiding Officer. Except as otherwise provided in this Section 2.9, the Chairman of the Board, and in his absence or disability the Chief Executive Officer, shall preside at every shareholders' meeting (and any adjournment thereof) as its chairman, if either of them is present and willing to serve. If neither the Chairman of the Board nor the Chief Executive Officer is present and willing to serve as chairman of the meeting, and if the Chairman of the Board has not designated another person who is present and willing to serve, then a majority of the Corporation's directors present at the meeting shall be entitled to designate a person to serve as chairman. If no director of the Corporation is present at the meeting or if a majority of the directors who are present cannot be established, then a chairman of the meeting shall be selected by a majority vote of (a) the shares present at the meeting that would be entitled to vote in an election of directors, or (b) if no such shares are present at the meeting, then the shares present at the meeting comprising the Voting Group with the largest number of shares present at the meeting and entitled to vote on a matter properly proposed to be considered at the meeting. The chairman of the meeting may designate other persons to assist with the meeting.

2.10           Adjournments. At any meeting of shareholders (including an adjourned meeting), a majority of shares of any Voting Group present and entitled to vote at the meeting (whether or not those shares constitute a quorum) may adjourn the meeting, but only with respect to that Voting Group, to reconvene at a specific time and place. If more than one Voting Group is present and entitled to vote on a matter at the meeting, then the meeting may be continued with respect to any such Voting Group that does not vote to adjourn as provided above, and such Voting Group may proceed to vote on any matter to which it is otherwise entitled to do so; provided, however, that if (a) more than one Voting Group is required to take action on a matter at the meeting and (b) any one of those Voting Groups votes to adjourn the meeting (in accordance with the preceding sentence), then the action shall not be deemed to have been taken until the requisite vote of any adjourned Voting Group is obtained at its reconvened meeting. The only business that may be transacted at any reconvened meeting is business that could have been transacted at the meeting that was adjourned, unless further notice of the adjourned meeting has been given in compliance with the requirements for a special meeting that specifies the additional purpose or purposes for which the meeting is called. Nothing contained in this Section 2.10 shall be deemed or otherwise construed to limit any lawful authority of the chairman of a meeting to adjourn the meeting.

2.11           Conduct of the Meeting. At any meeting of shareholders, the chairman of the meeting shall be entitled to establish the rules of order governing the conduct of business at the meeting.

2.12           Matters Considered at Annual Meetings. Notwithstanding anything to the contrary in these Bylaws, the only business that may be conducted at an annual meeting of shareholders shall be business brought before the meeting (a) by or at the direction of the Board of Directors prior to the meeting, (b) by or at the direction of the Chairman of the Board or the Chief Executive Officer, or (c) by a shareholder of the Corporation who is entitled to vote with respect to the business and who complies with the notice procedures set forth in this Section 2.12. For business to be brought properly before an annual meeting by a shareholder, the shareholder must have given timely notice of the business in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered or mailed to and received at the principal offices of the Corporation on or before the later to occur of (i) 60 days prior to the annual meeting or (ii) 10 days after notice of the meeting is provided to the shareholders pursuant to Section 2.4 hereof. Notwithstanding the foregoing, if the business sought to be brought before the meeting by the shareholder relates to the nomination, election, addition or substitution of a director of the Corporation, then no nominee for director proposed by the shareholder shall be voted on by the Corporation's shareholders unless the shareholder shall have complied with the provisions of Section 3.8 hereof. A shareholder's notice to the Secretary shall set forth a brief description of each matter of business the shareholder proposes to bring before the meeting and the reasons for conducting that business at the meeting; the name, as it appears on the Corporation's books, and address of the shareholder proposing the business; the series or class and number of shares of the Corporation's capital stock that are beneficially owned by the shareholder; and any material interest of the shareholder in the proposed business. The chairman of the meeting shall have the discretion to declare to the meeting that any business proposed by a shareholder to be considered at the meeting is out of order and that such business shall not be transacted at the meeting if (i) the chairman concludes that the matter has been proposed in a manner inconsistent with this Section 2.12 or (ii) the chairman concludes that the subject matter of the proposed business is inappropriate for consideration by the shareholders at the meeting.  This Section 2.12 of these By-Laws shall constitute the exclusive means for a shareholder to propose business to be brought before an annual or special meeting (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended and included in the Corporation's notice of meeting). Nothing in this section shall be deemed (a) to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) to grant to any shareholder any right to propose business to be considered by the shareholders, that such shareholder would not have had in the absence of this Section 2.12, it being the intent of this section only to provide for the procedure for making such proposals of business to be considered.

Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Section 2.12, provided, however, that nothing in this Section 2.12 shall be deemed to preclude discussion by any shareholder of any business properly brought before a meeting.

2.13           Change of Control. No shareholder may vote, or exercise or direct the exercise of voting power with respect to, any shares of any class of securities of the Corporation exceeding the threshold levels triggering the requirements of the Change in Bank Control Act of 1978 (12 U.S.C. § 1817(j)), or any successor provisions thereto or rules and regulations promulgated thereunder (the "Bank Control Act"), unless the shareholder shall have first complied with, received any approvals or letters of intent not to disapprove required by, and not received during the relevant waiting period any letter of disapproval pursuant to, the Bank Control Act, and shall have provided evidence of same to the Corporation.

2.14           Action by Shareholders Without a Meeting. Any action required or permitted to be taken at any shareholders' meeting may be taken without a meeting if the action is taken by all the shareholders entitled to vote on such action. The action must be evidenced by one or more written consents describing the action taken, signed by all shareholders entitled to vote on the action, and delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

ARTICLE THREE

Board Of Directors

3.1           General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by, the Board of Directors, subject to any limitation set forth in the Articles of Incorporation, in bylaws approved by the shareholders, or in agreements among all the shareholders that are otherwise lawful.

3.2           Number, Nomination, and Election and Term of Office.

(a)           Number. The number of directors of the Corporation shall be fixed by resolution of the Board of Directors or of the shareholders from time to time between a minimum of 9 and a maximum of 25, and, until otherwise determined, shall be 11; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director.

(b)           Nominating Committee. By resolution adopted by the majority of the Board, the Board of Directors shall designate a nominating committee, consisting of the Chairman of the Board, the Chief Executive Officer, and the chairman of the audit committee, for the purpose of selecting the management nominees for election from time to time as directors. Except in the case of a nominee substituted for a nominee who becomes unable or unwilling to be nominated or to serve if elected, the nominating committee shall deliver written nominations to the entire Board at least 30 days prior to the date of the meeting at which directors are to be elected. Upon delivery, such nominations must be approved by at least a majority of the Board of Directors prior to their submission to the shareholders at the meeting. If the nominating committee shall fail or refuse to act at least 15 days prior to the meeting, the Board of Directors shall select the management nominees. If the Board of Directors fails or refuses to select the management nominees at least 10 days prior to the meeting, nominations for directors may be made at the meeting by any stockholder entitled to vote and shall be voted upon.

(c)           Election and Term of Office Generally. The Board of Directors shall be divided into three classes to be known as Class I, Class II, and Class III, which shall be as nearly equal in number as possible. Except in case of death, resignation, disqualification, or removal, each director shall serve for a term ending on the date of the third annual meeting of shareholders following the annual meeting at which the director was elected; provided, however, that each initial director in Class I shall hold office until the first annual meeting of shareholders after his election; each initial director in Class II shall hold office until the second annual meeting of shareholders after his election; and each initial director in Class III shall hold office until the third annual meeting of shareholders after his election. Despite the expiration of a director's term, he shall continue to serve until his successor, if there is to be any, has been elected and has qualified. In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such an increase or decrease shall be apportioned among the three classes of . directors so that the three classes remain as nearly equal in size as possible; provided, however, that there shall be no classification of additional directors elected by the Board of Directors until the next meeting of shareholders called for the purposes of electing directors, at which meeting the terms of all such additional directors shall expire, and such additional directors positions, if they are to be continued, shall be apportioned among the classes of directors and nominees therefor shall be submitted to the shareholders for their vote. Except as provided in Section 3.4, the directors standing for election at an annual meeting of shareholders, or at a special meeting of shareholders called for purposes that include the election of directors, shall be elected by a plurality of the votes cast by the shares entitled to vote and present at the meeting.

3.3           Removal of Directors. No director may be removed from the Board of Directors except by the shareholders for cause; provided, that directors elected by a particular Voting Group may be removed only by the shareholders in that Voting Group for cause. Removal action may be taken only at a shareholders' meeting for which notice of the removal action has been given. A removed director's successor, if any, may be elected at the same meeting to serve the unexpired term.

3.4           Vacancies. A vacancy occurring in the Board of Directors may be filled for the unexpired term, unless the shareholders have elected a successor, by the affirmative vote of a majority of the remaining directors, whether or not the remaining directors constitute a quorum; provided, however, that if the vacant office was held by a director elected by a particular Voting Group, only the holders of shares of that Voting Group or the remaining directors elected by that Voting Group shall be entitled to fill the vacancy; provided further, however, that if the vacant office was held by a director elected by a particular Voting Group and there is no remaining director elected by that Voting Group, the other remaining directors or director (elected by another Voting Group or Groups) may fill the vacancy during an interim period before the shareholders of the vacated director's Voting Group act to fill the vacancy. A vacancy or vacancies in the Board of Directors may result from the death, resignation, disqualification, or removal of any director, or from an increase in the number of directors.

3.5           Compensation. Directors may receive such compensation for their services as directors as may be fixed by the Board of Directors from time to time. A director may also serve the Corporation in one or more capacities other than that of director and receive compensation for services rendered in those other capacities.

3.6           Committees of the Board of Directors. At the first meeting of the Board of Directors following the annual shareholders meeting, or as soon thereafter as practicable, upon receipt of recommendations from the Nominating Committee the Board of Directors shall appoint members of the following standing committees:

(a) Audit Committee: The Audit Committee shall assist in providing oversight of the financial reporting process, the system of internal control, the audit process, and the Corporation's process for compliance with laws and regulations and the code of conduct. The Audit Committee shall meet at least four (4) times each year and shall consider generally the financial condition of the Corporation, and shall, at least annually, make or supervise an examination and audit of the Corporation. The results of all such examinations and audits shall be reported to the Board of Directors and entered in the minutes of the Board. The Audit Committee shall carry out its purposes in accordance with a Charter approved by the Board of Directors. The Audit Committee of the Corporation may consist of and serve concurrently as the Audit Committee of the Corporation's subsidiary banking corporation, The First, A National Banking Association, Hattiesburg, Mississippi (the “Bank”).

(b) Nominating Committee: The Nominating Committee shall assist in providing oversight on the range of issues surrounding the composition and operation of the Board of Directors of the Corporation, including (a) identifying individuals qualified to become Board members, (b) recommending to the Board director nominees for the next annual meeting of shareholders, and (c) evaluating and recommending to the Board of Directors certain corporate governance principles applicable to the Corporation relating to Board composition and operation. This committee shall also provide assistance to the Board of Directors in the areas of committee selection, and evaluation of the overall effectiveness of the Board of Directors. The Nominating Committee shall carry out its purposes in accordance with a Charter approved by the Board of Directors.

(c) Compensation Committee: The Compensation Committee shall evaluate the compensation of executive officers of the Corporation and the Bank and assure that they are compensated effectively in a manner consistent with the stated compensation strategy of the Corporation, competitive practice, internal equity considerations, performance of the Corporation and Bank relative to compensation, and the requirements of appropriate regulatory bodies. The Compensation Committee shall carry out its purposes in accordance with a Charter approved by the Board of Directors.

Recommendations for each of the Audit, Compensation, and Nominating Committee members shall be made by the Nominating Committee in accordance with its Charter.  Each of the Audit, Compensation, and Nominating Committees shall be made up entirely of independent directors in accordance with Nasdaq listing standards then in effect. The Board of Directors may authorize, approve, and, to the extent necessary, amend Charters for each of the Audit, Compensation, and Nominating Committees.

In addition, the Board of Directors may designate from among its members an executive committee or one or more other standing or ad hoc committees, each consisting of one or more directors who serve at the pleasure of the Board of Directors for such purposes and with such powers as the Board of Directors may determine. Subject to the limitations imposed by applicable State and Federal laws, each committee shall have the authority set forth in the resolution establishing the committee or in any other resolution of the Board of Directors specifying, enlarging, or limiting the authority of the committee.

3.7           Qualification of Directors. No person elected to serve as a director of the Corporation shall assume office and begin serving unless and until duly qualified to serve, as determined by reference to the Act, the Articles of Incorporation, and any further eligibility requirements established in these Bylaws.

3.8           Shareholder Nomination Requirements. Except as provided in this Section 3.8, no person may be nominated for election as a director at any annual or special meeting of shareholders unless the nomination has been or is being made pursuant to a recommendation or approval of the Board of Directors of the Corporation or a properly constituted committee of the Board of Directors previously delegated authority to recommend or approve nominees for director.  Director nominations, other than those made by or at the direction of the Board of Directors, may be made by any shareholder by delivering written notice to the Secretary of the corporation not less than 50 nor more than 90 days prior to the meeting at which directors are to be elected, provided that the Corporation has mailed the first notice of the meeting at least 60 days prior to the meeting date. If the Corporation has not given such notice, shareholder nominations must be submitted within 10 days following the earlier of (i) the date that notice of the date of the meeting was first mailed to the shareholders or (ii) the day on which public disclosure of such date was made. The shareholder’s notice must set forth as to each nominee (i) the name, age, business address and residence address of such nominee, (ii) the principal occupation or employment of such nominee, (iii) the class and number of shares of the Corporation which are beneficially owned by such nominee, and (iv) any other information relating to such nominee that is required under federal securities laws to be disclosed in solicitations of proxies for the election of directors, or is otherwise required (including, without limitation, such nominee’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected). The shareholder’s notice also must set forth as to the shareholder making such nomination (i) the name and address of such shareholder and (ii) the class and amount of such shareholder’s beneficial ownership of the Corporation’s capital stock.  If the information supplied by the shareholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the meeting may determine that such shareholder’s nomination should not be brought before the meeting and that such nominee shall not be eligible for election as a director of the Corporation.  Notwithstanding the foregoing, if the Corporation or any banking subsidiary of the Corporation is subject to the requirements of Section 914 of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, then no person may be nominated by a shareholder for election as a director at any meeting of shareholders unless the shareholder furnishes the written notice required by this Section 3.8 to the Secretary of the Corporation at least 60 days prior to the date of the meeting and the nominee has received regulatory approval to serve as a director prior to the date of the meeting. The chairman of any meeting of shareholders at which one or more directors are to be elected, for good cause shown and with proper regard for the orderly conduct of business at the meeting, may waive in whole or in part the operation of this Section 3.8.

3.9           Honorary and Advisory Directors. The Board of Directors may appoint any individual as an Honorary Director, Director Emeritus, Advisory Director- or member of any advisory board established by the Board of Directors. Any individual so appointed by the Board of Directors shall be compensated as provided by the Board of Directors but such individual may not vote at any meeting of the Board of Directors nor be counted in determining a quorum as provided in Section 4.5 and shall not have responsibility or be subject to any liability imposed upon a director or otherwise be deemed a director.

ARTICLE FOUR

Meetings Of The Board Of Directors

4.1           Regular Meetings. A regular meeting of the Board of Directors shall be held in conjunction with each annual meeting of shareholders. In addition, the Board of Directors may, by prior resolution, hold regular meetings at other times.

4.2           Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer, or any director in office at that time.

4.3           Executive Sessions. Executive sessions will be held regularly at which only independent directors are present.  At the first meeting of the Board of Directors following the annual shareholders meeting, the “independent directors” (as defined in the Nasdaq Marketplace Rules or other listing standards then-applicable to the Corporation) serving on the Board shall elect a lead independent director (the “Lead Director”) for a term of one year, with the powers and duties described below; provided, however, that if the Chairman is an independent director, then no Lead Director shall be elected and the Chairman, so long as he or she remains an independent director, shall assume the powers and responsibilities of the Lead Director. The Lead Director shall serve in that capacity for one year or until his or her successor shall have been duly selected in accordance with the foregoing.   The Lead Director shall have the power and responsibility to: (i) in consultation with the Chairman, approve the annual schedule of meetings of the Board of Directors, set the agenda of such meetings and approve the materials to be provided to each director prior to such meetings; (ii) set the schedule for and the agenda of all executive sessions of the independent directors, of which the Lead Director shall serve as chairman, approve and distribute the materials, if any, to be provided to each independent director prior to such executive sessions, and generally coordinate the activities of the independent directors, including consulting with such independent directors regarding matters to be addressed at meetings of the Board of Directors or at executive sessions; (iii) act as a liaison between the Chairman and the members of the Board of Directors who are independent directors as well as between management of the Corporation and the other members of the Board of Directors; (iv) in coordination with the Compensation Committee, undertake a performance evaluation of the Chief Executive Officer of the Corporation; (v) in coordination with the Chairman and the Nominating and Governance Committee, assess annually the overall committee structure of the Board of Directors and the organization (including the committee charters), composition and performance of each committee, with the Lead Director being an ex-officio member of each standing committee of the Board of Directors; and (vi) oversee the Board of Director's shareholder communication policies and procedures, including, under appropriate circumstances, meeting with shareholders wishing to communicate with the Board of Directors other than through the Chairman. In addition to such specific duties, the Lead Director shall have such powers and responsibilities as determined from time to time by the Board of Directors. Finally, the Lead Director shall generally familiarize himself or herself with the Corporation, its business and the competitive factors within its industry, as well as with the elements of effective corporate governance.

4.4           Place of Meetings. Directors may hold their meetings at any place in or outside the State of Mississippi that the Board of Directors may establish from time to time.

4.5           Notice of Meetings. Directors need not be provided with notice of any regular meeting of the Board of Directors. Unless waived in accordance with Section 4.10, the Corporation shall give at least three days' notice to each director of the date, time, and place of each special meeting. Notice of a meeting shall be deemed to have been given to any director in attendance at any prior meeting at which the date, time, and place of the subsequent meeting was announced.

4.6           Quorum. At meetings of the Board of Directors, the greater of (a) a majority of the directors then in office, or (b) one-third of the number of directors fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business.

4.7           Vote Required for Action. If a quorum is present when a vote is taken, the vote of a majority of the directors present at the time of the vote will be the act of the Board of Directors, unless the vote of a greater number is required by the Act, the Articles of Incorporation, or these Bylaws. A director who is present at a meeting of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (a) he objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business at it; (b) his dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

4.8           Participation by Conference Telephone. Members of the Board of Directors may participate in a meeting of the Board by means of conference telephone or similar communications equipment through which all persons participating may hear and speak to each other. Participation in a meeting pursuant to this Section 4.7 shall constitute presence in person at the meeting.

4.9           Action by Directors Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent, describing the action taken, is signed by each director and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. The consent may be executed in counterpart, and shall have the same force and effect as a unanimous vote of the Board of Directors at a duly convened meeting.

4.10           Adjournments. A meeting of the Board of Directors, whether or not a quorum is present, may be adjourned by a majority of the directors present to reconvene at a specific time and place. It shall not be necessary to give notice to the directors of the reconvened meeting or of the business to be transacted, other than by announcement at the meeting that was adjourned, unless a quorum was not present at the meeting that was adjourned, in which case notice shall be given to directors in the same manner as for a special meeting. At any such reconvened meeting at which a quorum is present, any business may be transacted that could have been transacted at the meeting that was adjourned.

4.11           Waiver of Notice. A director may waive any notice required by the Act, the Articles of Incorporation, or these Bylaws before or after the date and time of the matter to which the notice relates, by a written waiver signed by the director and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Attendance by a director at a meeting shall constitute waiver of notice of the meeting, except where a director at the beginning of the meeting (or promptly upon his arrival) objects to holding the meeting or to transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

ARTICLE FIVE

Officers

5.1           Offices. The officers of the Corporation shall consist of a President, a Secretary, and a Treasurer, and may include a Chief Executive Officer separate from the President, each of whom shall be elected or appointed by the Board of Directors. The Board of Directors may also elect a Chairman of the Board from among its members. The Board of Directors from time to time may, or may authorize the Chief Executive Officer to, create and establish the duties of other offices and may, or may authorize the Chief Executive Officer to, elect or appoint, or authorize specific senior officers to appoint, the persons who shall hold such other offices, including one or more Vice Presidents (including Executive Vice Presidents, Senior Vice Presidents, Assistant Vice Presidents, and the like), one or more Assistant Secretaries, and one or more Assistant Treasurers. Whether or not so provided by the Board of Directors, the Chairman of the Board or the Chief Executive Officer may appoint one or more Assistant Secretaries, and one or more Assistant Treasurers. Any two or more offices may be held by the same person.

5.2           Term. Each officer shall serve at the pleasure of the Board of Directors (or, if appointed by the Chief Executive Officer or a senior officer pursuant to this Article Five, at the pleasure of the Board of Directors, the Chief Executive Officer, or the senior officer authorized to have appointed the officer) until his death, resignation, or removal, or until his replacement is elected or appointed in accordance with this Article Five.

5.3           Compensation. The compensation of all officers of the Corporation shall be fixed by the Board of Directors or by a committee or officer appointed by the Board of Directors. Officers may serve without compensation.

5.4           Removal. All officers (regardless of how elected or appointed) may be removed, with or without cause, by the Board of Directors, and any officer appointed by the Chief Executive Officer or another senior officer may also be removed, with or without cause, by the Chief Executive Officer or by any senior officer authorized to have appointed the officer to be removed. Removal will be without prejudice to the contract rights, if any, of the person removed, but shall be effective notwithstanding any damage claim that may result from infringement of such contract rights.

5.5           Chairman of the Board. The Chairman of the Board (if there be one) shall preside at and serve as chairman of meetings of the shareholders and of the Board of Directors (unless another person is selected under Section 2.9 to act as chairman). The Chairman of the Board shall perform other duties and have other authority as may from time to time be delegated by the Board of Directors.

5.6           Chief Executive Officer. The Chief Executive Officer shall be charged with the general and active management of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, shall have the authority to select and appoint employees and agents of the Corporation, and shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board. The Chief Executive Officer shall perform any other duties and have any other authority as may be delegated from time to time by the Board of Directors, and shall be subject to the limitations fixed from time to time by the Board of Directors.

5.7           President. If there shall be no separate Chief Executive Officer of the Corporation, then the President shall be the chief executive officer of the Corporation and shall have all the duties and authority given under these Bylaws to the Chief Executive Officer. The President shall otherwise be the chief operating officer of the Corporation and shall, subject to the authority of the Chief Executive Officer, have responsibility for the conduct and general supervision of the business operations of the Corporation. The President shall perform such other duties and have such other authority as may from time to time be delegated by the Board of Directors or the Chief Executive Officer. In the absence or disability of the Chief Executive Officer, the President shall perform the duties and exercise the powers of the Chief Executive Officer.

5.8           Vice Presidents. The Vice President (if there be one) shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, whether the duties and powers are specified in these Bylaws or otherwise. If the Corporation has more than one Vice President, the one designated by the Board of Directors or the Chief Executive Officer (in that order of precedence) shall act in the event of the absence or disability of the President. Vice Presidents shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors, the Chief Executive Officer, or the President.

5.9           Secretary. The Secretary shall be responsible for preparing minutes of the meetings of shareholders, directors, and committees of directors and for authenticating records of the Corporation. The Secretary or any Assistant Secretary shall have authority to give all notices required by law or these Bylaws. The Secretary shall be responsible for the custody of the corporate books, records, contracts, and other documents. The Secretary or any Assistant Secretary may affix the corporate seal to any lawfully executed documents requiring it, may attest to the signature of any officer of the Corporation, and shall sign any instrument that requires the Secretary's signature. The Secretary or any Assistant Secretary shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors, the Chief Executive Officer, or the President.

5.10           Treasurer. Unless otherwise provided by the Board of Directors, the Treasurer shall be responsible for the custody of all funds and securities belonging to the Corporation and for the receipt, deposit, or disbursement of these funds and securities under the direction of the Board of Directors. The Treasurer shall cause full and true accounts of all receipts and disbursements to be maintained and shall make reports of these receipts and disbursements to the Board of Directors, the Chief Executive Officer and President upon request.. The Treasurer or Assistant Treasurer shall perform any other duties and have any other authority as from time to time may be delegated by the Board of Directors, the Chief Executive Officer, or the President.

ARTICLE SIX

Distributions And Dividends

Unless the Articles of Incorporation provide otherwise, the Board of Directors, from time to time in its discretion, may authorize or declare distributions or share dividends in accordance with the Act.

ARTICLE SEVEN

Shares

7.1           Share Certificates. The interest of each shareholder in the Corporation may but need not be represented by a certificate or certificates representing shares of the Corporation.  When shares are issued or transferred without certificates, within a reasonable time following such issuance or transfer, the Corporation shall send the shareholder a written statement of the information which would otherwise be required on certificates representing shares.  Certificates representing shares of the Corporation shall be in such form as the Board of Directors from time to time may adopt in accordance with the Act.  Share certificates shall be in registered form and shall indicate the date of issue, the name of the Corporation, that the Corporation is organized under the laws of the State of Mississippi, the name of the shareholder, and the number and class of shares and designation of the series, if any, represented by the certificate.  Each certificate shall be signed by the President or a Vice President (or in lieu thereof, by the Chairman of the Board or Chief Executive Officer, if there be one) and may be signed by the Secretary or an Assistant Secretary; provided however that where the certificate is signed (either manually or by facsimile) by a transfer agent, or registered by a registrar, the signatures of those officers may be facsimiles.

7.2           Rights of Corporation with Respect to Registered Owners. Prior to due presentation for transfer of registration of its shares, the Corporation may treat the registered owner of the shares (or the beneficial owner of the shares to the extent of any rights granted by a nominee certificate on file with the Corporation pursuant to any procedure that may be established by the Corporation in accordance with the Act) as the person exclusively entitled to vote the shares, to receive any dividend or other distribution with respect to the shares, and for all other purposes; and the Corporation shall not be bound to recognize any equitable or other claim to or interest in the shares on the part of any other person, whether or not it has express or other notice of such a claim or interest, except as otherwise provided by law.

7.3           Transfers of Shares. Transfers of shares shall be made upon the books of the Corporation kept by the Corporation or by the transfer agent designated to transfer the shares, only upon direction of the person named in the certificate or by an attorney lawfully constituted in writing. Before a new certificate is issued, the old certificate shall be surrendered for cancellation or, in the case of a certificate alleged to have been lost, stolen, or destroyed, the provisions of Section 7.5 of these Bylaws shall have been complied with.

7.4           Duty of Corporation to Register Transfer. Notwithstanding any of the provisions of Section 7.3 of these Bylaws, the Corporation is under a duty to register the transfer of its shares only if: (a) the share certificate is endorsed by the appropriate person or persons; (b) reasonable assurance is given that each required endorsement is genuine and effective; (c) the Corporation has no duty to inquire into adverse claims or has discharged any such duty; (d) any applicable law relating to the collection of taxes has been complied with; (e) the transfer is in fact rightful or is to a bona fide purchaser; and (f) the transfer is in compliance with applicable provisions of any transfer restrictions of which the Corporation shall have notice.

7.5           Lost, Stolen, or Destroyed Certificates. Any person claiming a share certificate to be lost, stolen, or destroyed shall make an affidavit or affirmation of this claim in such a manner as the Corporation may require and shall, if the Corporation requires, give the Corporation a bond of indemnity in form and amount, and with one or more sureties satisfactory to the Corporation, as the Corporation may require, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

7.6           Fixing of Record Date. For the purpose of determining shareholders (a) entitled to notice of or to vote at any meeting of shareholders or, if necessary, any adjournment thereof, (b) entitled to receive payment of any distribution or dividend, or (c) for any other proper purpose, the Board of Directors may fix in advance a date as the record date. The record date may not be more than 70 days (and, in the case of a notice to shareholders of a shareholders' meeting, not less than 10 days) prior to the date on which the particular action, requiring the determination of shareholders, is to be taken. A separate record date may be established for each Voting Group entitled to vote separately on a matter at a meeting. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, unless the Board of Directors shall fix a new record date for the reconvened meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

7.7           Record Date if None Fixed. If no record date is fixed as provided in Section 7.6, then the record date for any determination of shareholders that may be proper or required by law shall be, as appropriate, the date on which notice of a shareholders' meeting is mailed, the date on which the Board of Directors adopts a resolution declaring a dividend or authorizing a distribution, or the date on which any other action is taken that requires a determination of shareholders.

ARTICLE EIGHT

Indemnification

8.1           Indemnification of Directors. The Corporation shall indemnify and hold harmless any person (an "Indemnified Person") who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, whether formal or informal, including any action or suit by or in the right of the Corporation (for purposes of this Article Eight, collectively, a "Proceeding") because he is or was a director of the Corporation, against any judgment, settlement, penalty, fine, or reasonable expenses (including, but not limited to, attorneys' fees and disbursements, court costs, and expert witness fees) incurred with respect to the Proceeding (for purposes of this Article Eight, a "Liability"), if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation, and, in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that no indemnification shall be made for any Liability for which, under the Act, indemnification may not be authorized by action of the Board of Directors, the shareholders, or otherwise including, but not necessarily limited to, any Liability of a director to the Corporation in connection with: (a) any appropriation, in violation of his duties, of any business opportunity of the Corporation, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 79-4-8.33 of the Act, or (d) any transaction from which the director derived an improper personal benefit. Indemnification in connection with a Proceeding brought by or in the right of the Corporation is limited to reasonable expenses incurred in connection with the Proceeding.

8.2           Indemnification of Others. The Board of Directors shall have the power to cause the Corporation to provide to officers, employees, and agents of the Corporation all or any part of the right to indemnification and other rights of the type provided under Sections 8.1, 8.5, and 8.11 of this Article Eight (subject to the conditions, limitations, and obligations specified in those sections) upon a resolution to that effect identifying officers, employees, or agents (by position or name) to be indemnified and specifying the particular rights provided, which may be different for each of the persons identified. Each officer, employee, or agent of the Corporation so identified shall be an "Indemnified Person" for purposes of the provisions of this Article Eight.

8.3           Other Organizations. The Board of Directors shall have the power to cause the Corporation to provide to any director, officer, employee, or agent of the Corporation who is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise all or any part of the right to indemnification and other rights of the type provided under Sections 8.1, 8.5, and 8.11 of this Article Eight (subject to the conditions, limitations, and obligations specified in those sections) upon a resolution to that effect identifying the persons to be identified and specifying the particular rights provided, which may be different for each of the persons identified. Each person so identified shall be an "Indemnified Person" for purposes of the provisions of this Article Eight.

8.4           Determination. Notwithstanding any judgment, order, settlement, conviction, or plea in any Proceeding, an Indemnified Person shall be entitled to indemnification as provided in Section 8.1 if a determination that such Indemnified Person is entitled to such indemnification shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who are not at the time parties to the Proceeding; (b) if a quorum cannot be obtained under (a) above, by majority vote of a committee duly designated by the Board of Directors (in which designation directors who are parties may participate), consisting solely of two or more directors who are not at the time parties to the Proceeding; (c) in a written opinion by special legal counsel selected as required by the Act; or (d) by the shareholders; provided, however, that shares owned by or voted under the control of directors who are at the time parties to the Proceeding may not be voted on the determination.

8.5           Advances. To the extent the Corporation has funds reasonably available to be used for this purpose, expenses (including, but not limited to, attorneys' fees and disbursements, court costs, and expert witness fees) incurred by the Indemnified Person in defending any Proceeding of the kind described in Section 8.1 (or in Sections 8.2 or 8.3, if the Board of Directors has specified that advancement of expenses be made available to such Indemnified Person) shall be paid by the Corporation in advance of the final disposition of such Proceeding as set forth herein. The Corporation shall promptly pay the amount of such expenses to the Indemnified Person, but in no event later than 10 days following the Indemnified Person's delivery to the Corporation of a written request for an advance pursuant to this Section 8.5, together with a reasonable accounting of such expenses; provided, however, that (i) the Indemnified Person shall furnish the Corporation (A) a written affirmation of his good faith belief that he has met the standard of conduct set forth in the Act and (B) a written undertaking and agreement to repay to the Corporation any advances made pursuant to this Section 8.5 if it shall be determined that the Indemnified Person is not entitled to be indemnified by the Corporation for such amounts and (ii) the Board of Directors shall determine that the facts then known would not preclude indemnification under Section 79-4-8.53 of the Act. The Corporation may make the advances contemplated by this Section 8.5 regardless of the Indemnified Person's financial ability to make repayment. Any advances and undertakings to repay pursuant to this Section 8.5 may be unsecured and interest-free.

8.6           Non-Exclusivity. Subject to any applicable limitation imposed by the Act or the Articles of Incorporation, the indemnification and advancement of expenses provided by or granted pursuant to this Article Eight shall not be deemed exclusive of any other rights to  which a person seeking indemnification or advancement of expenses may be entitled under any provision of the Articles of Incorporation, or any Bylaw, resolution, or agreement specifically or in general terms approved or ratified by the affirmative vote of holders of a majority of the shares entitled to be voted thereon.

8.7           Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or who, while serving in such a capacity, is also or was also serving at the request of the Corporation as a director, officer, trustee, partner, employee, or agent of any corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any Liability that may be asserted against him or incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article Eight.

8.8           Notice. If the Corporation indemnifies or advances expenses to a director under any of Sections 79-4-8.51 through 79-4-8.54 of the Act (or any equivalent provision of these Bylaws) in connection with a Proceeding by or in the right of the Corporation, the Corporation shall, to the extent required by Section 79-4-16.21 or any other applicable provision of the Act, report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders' meeting.

8.9           Security. The Corporation may designate certain of its assets as collateral, provide self-insurance, establish one or more indemnification trusts, or otherwise secure or facilitate its ability to meet its obligations under this Article Eight, or under any indemnification agreement or plan of indemnification adopted and entered into in accordance with the provisions of this Article Eight, as the Board of Directors deems appropriate.

8.10           Amendment. Any amendment to this Article Eight that limits or otherwise adversely affects the right of indemnification, advancement of expenses, or other rights of any Indemnified Person hereunder shall, as to such Indemnified Person, apply only to Proceedings based on actions, events, or omissions (collectively, "Post Amendment Events") occurring after such amendment and after delivery of notice of such amendment to the Indemnified Person so affected. Any Indemnified Person shall, as to any Proceeding based on actions, events, or omissions occurring prior to the date of receipt of such notice, be entitled to the right of indemnification, advancement of expenses, and other rights under this Article Eight to the same extent as if such provisions had continued as part of the Bylaws of the Corporation without such amendment. This Section 8.10 cannot be altered, amended, or repealed in a manner effective as to any Indemnified Person (except as to Post Amendment Events) without the prior written consent of such Indemnified Person.

8.11           Agreements. The provisions of this Article Eight shall be deemed to constitute an agreement between the Corporation and each Indemnified Person hereunder. In addition to the rights provided in this Article Eight, the Corporation shall have the power, upon authorization by the Board of Directors, to enter into an agreement or agreements providing to any Indemnified Person indemnification rights substantially similar to those provided in this Article Eight.

8.12            Continuing Benefits. The rights of indemnification and advancement of expenses permitted or authorized by this Article Eight shall, unless otherwise provided when such rights are granted or conferred, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

8.13           Successors. For purposes of this Article Eight, the term "Corporation" shall include any corporation, joint venture, trust, partnership, or unincorporated business association that is the successor to all or substantially all of the business or assets of this Corporation, as a result of merger, consolidation, sale, liquidation, or otherwise, and any such successor shall be liable to the persons indemnified under this Article Eight on the same terms and conditions and to the same extent as this Corporation.

8.14           Severability. Each of the Sections of this Article Eight, and each of the clauses set forth herein, shall be deemed separate and independent, and should any part of any such Section or clause be declared invalid or unenforceable by any court of competent jurisdiction, such invalidity or unenforceability shall in no way render invalid or unenforceable any other part thereof or any separate Section or clause of this Article Eight that is not declared invalid or unenforceable.

8.15           Additional Indemnification. In addition to the specific indemnification rights set forth herein, the Corporation shall indemnify each of its directors and such of its officers as have been designated by the Board of Directors to the full extent permitted by action of the Board of Directors without shareholder approval under the Act or other laws of the State of Mississippi as in effect from time to time.

ARTICLE NINE

Miscellaneous

9.1           Inspection of Books and Records. The Board of Directors shall have the power to determine which accounts, books, and records of the Corporation shall be available for shareholders to inspect or copy, except for those books and records required by the Act to be made available upon compliance by a shareholder with applicable requirements, and shall have the power to fix reasonable rules and regulations (including confidentiality restrictions and procedures) not in conflict with applicable law for the inspection and copying of accounts, books, and records that by law or by determination of the Board of Directors are made available. Unless required by the Act or otherwise provided by the Board of Directors, a shareholder of the Corporation holding less than two percent of the total shares of the Corporation then outstanding shall have no right to inspect the books and records of the Corporation.

9.2           Fiscal Year. The Board of Directors is authorized to fix the fiscal year of the Corporation and to change the fiscal year from time to time as it deems appropriate.

9.3           Corporate Seal. The corporate seal will be in such form as the Board of Directors may from time to time determine. The Board of Directors may authorize the use of one or more facsimile forms of the corporate seal. The corporate seal need not be used unless its use is required by law, by these Bylaws, or by the Articles of Incorporation.

9.4           Annual Statements. Not later than four months after the close of each fiscal year, and in any case prior to the next annual meeting of shareholders, the Corporation shall prepare (a) a balance sheet showing in reasonable detail the financial condition of the Corporation as of the close of its fiscal year, and (b) a profit and loss statement showing the results of its operations during its fiscal year. Upon receipt of written request, the Corporation promptly shall mail to any shareholder of record a copy of the most recent such balance sheet and profit and loss statement, in such form and with such information as the Act may require.

9.5           Notice. (b)           Whenever these Bylaws require notice to be given to any shareholder or to any director, the notice may be given by mail, in person, by courier delivery, by telephone, or by telecopier, telegraph, or similar electronic means. Whenever notice is given to a shareholder or director by mail, the notice shall be sent by depositing the notice in a post office or letter box in a postage-prepaid, sealed envelope addressed to the shareholder or director at his or her address as it appears on the books of the Corporation. Any such written notice given by mail shall be effective: (i) if given to shareholders, at the time the same is deposited in the United States mail; and (ii) in all other cases, at the earliest of (x) when received or when delivered, properly addressed, to the addressee's last known principal place of business or residence, (y) five days after its deposit in the mail, as evidenced by the postmark, if mailed with first-class postage prepaid and correctly addressed, or (z) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee. Whenever notice is given to a shareholder or director by any means other than mail, the notice shall be deemed given when received.

(b)           In calculating time periods for notice, when a period of time measured in days, weeks, months, years, or other measurement of time is prescribed for the exercise of any privilege or the discharge of any duty, the first day shall not be counted but the last day shall be counted.

9.6           Contracts, Checks, Drafts, Reports, Etc. Such of the officers or employees of the Corporation as may from time to time be designated by the Board of Directors or by the executive committee shall have power and authority to sign contracts, checks, drafts and like instruments and to endorse checks, bills of exchange, orders, drafts and vouchers made payable or endorsed to the Corporation, whether in its own right or in any fiduciary capacity.  No officer or employee, however, may on behalf of the Corporation, execute or deliver any check, draft or other like instrument in favor of himself.

9.7           Legal Restrictions. All matters covered in these Bylaws shall be subject to such restrictions as shall be imposed on the Corporation by applicable State and Federal laws, rules and regulations, including, but not limited to, the Act, Title 81 of the Mississippi Code of 1972, as amended, and the Bank Holding Company Act of 1956.

ARTICLE TEN

Amendments

Except as otherwise provided herein or under the Act, the Board of Directors shall have the power to alter, amend, or repeal these Bylaws or adopt new Bylaws. Notwithstanding the foregoing or anything else in these Bylaws to the contrary, Subsection 3.2(a), Section 3.3 and this sentence of Article Ten may not be altered, amended, or repealed except by an affirmative vote of the holders of outstanding shares of the voting stock of the Corporation entitled to more than eighty percent (80%) of the votes eligible to be cast on the alteration, amendment or repeal. Any Bylaws adopted by the Board of Directors may be altered, amended, or repealed, and new Bylaws adopted, by the shareholders. The shareholders may prescribe in adopting any Bylaw or Bylaws that the Bylaw or Bylaws so adopted shall not be altered, amended, or repealed by the Board of Directors.
Dated: November 20, 2014.

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